POWER OF ATTORNEY
                                -----------------

          The undersigned hereby appoint Andrew Intrater the undersigned's true and lawful Attorney-in-Fact with full power of substitution (A) to execute in the name, place and stead of the undersigned (i) any Statement required to be filed under Schedule 13(d), and any amendments thereto, pursuant to Section 13(d) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with the beneficial ownership of securities of Moscow CableCom Corp., (ii) any Form required to be filed under Section 16 of the Exchange Act in connection with the beneficial ownership of securities of Moscow CableCom Corp., and (iii) all instruments and exhibits necessary or incidental to any Statement and any Form described in (i) and (ii) above or in connection therewith, and (B) to file the same with the Securities and Exchange Commission, said Attorney-in-Fact having full power and authority to do and perform in the name and on behalf of the undersigned what the undersigned might or could do in person, and the undersigned hereby ratify and approve the acts of said Attorney-in-Fact.


                                    COLUMBUS NOVA INVESTMENTS VIII LTD.


                                    By: /s/ Olivier Chaponnier
                                        ---------------------------------
                                        Name: Olivier Chaponnier, Director


                                    VICTOR VEKSELBERG

                                    /s/ Victor Vekselberg
                                    ------------------------------------



Date:  September 23, 2004